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                                  EXHIBIT 21.1

                SUBSIDIARIES OF PERSONNEL GROUP OF AMERICA, INC.

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                                              State of
Subsidiary                                 Incorporation     Does Business As
----------                                 -------------     ----------------
PFI Corp                                      Delaware       N/A; PFI serves as a Delaware holding company

StaffPLUS, Inc.                               Delaware       Venturi Staffing Partners, Abar Staffing, Allegheny Personnel Services,
                                                             Ann Wells Personnel, Careers, Creative Staffing, Denver Staffing, Fox
                                                             Staffing Resources, FirstWord Staffing Services, Franklin-Pierce
                                                             Associates, Franklin-Pierce Temporaries, Integrity Technical Services,
                                                             Profile Temporaries, Scott-Wayne Staffing, Scott-Wayne Associates,
                                                             Scott-Wayne Temporaries, Sloan Staffing Services, Temp Connection, The
                                                             Connection Group, TempWorld, West Personnel, Word Processing Personnel
                                                             Services and Word Processing Professionals

CareerShop.com, Inc.                          Florida        CareerShop

InfoTech Services, Inc.                    North Carolina    Venturi Technology Partners, InfoStaff (Utah and California),
                                                             BEST Consulting, Broughton Systems, Careers, DRAC/SSC, Computer
                                                             Resources Group, Command Technologies, Gentry, IMA Plus, IMS
                                                             Consulting, Infotech Contract Services, Lloyd-Ritter Consulting,
                                                             RealTime Consulting, Staff Options, Trilogy Consulting, Trilogy - VA,
                                                             and Vital Computer Services

BAL Associates, Inc.                          California     BAL Associates, Venturi Technology Partners

Advanced Business Consultants, Inc.             Kansas       Advanced Business Consultants
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